Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Save the World Air, Inc & subsidiary
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-140303 and 333-137094) and Form SB-2 (Nos. 333-137855 and 333-135415) of Save the World Air, Inc. and subsidiary of our report, dated May 15, 2007, relating to the consolidated financial statements, which appear in this Form 10-KSB. Additionally, we also consent to the reference to our firm under the caption “Experts”.
Weinberg & Company, P.A.
Los Angeles, CA
May 25, 2007